UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [April 21, 2021]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56175	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BWYM	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2021, the Board of Directors of BorrowMoney.com, Inc. (the “Company”) terminated William Coburn as Directors of BorrowMoney.com, Inc. decision to remove Mister Coburn was due to Mister Coburn not able to perform his duty as a Director of Borrowmoney.com, Inc.

Effective April 21, 2021, the Board of Directors of the Company appointed Houston Reid, age 33, to Chief Operating Officer (COO) of the Company until the next regular meeting of shareholders or until his successor is elected and qualified. He shall also continue to serve as Director of Borrowmoney.com, Inc.

Mr. Reid is President, and Chief Executive Officer of Monark Capital Group, an alternative lending firm, with over 50 million plus funded across all 50 states and Canada. Since founding the company in 2018, he has focused on leveraging Monark’s unique network to serve its customers and organizations in expanding profits through alternative financing. Through Houston’s leadership, the company has built a strong market share by leveraging technology and sound strategies to serve its customer base. Houston received his bachelor’s degree in public administration from Broward collage,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM, Inc.

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: April 21, 2021